                                                                     EXHIBIT 1.1


                                                                   DRAFT DATED
                                                                      02/12/98






                             _______________ SHARES


                              BROADCOM CORPORATION

                CLASS A COMMON STOCK, PAR VALUE $.0001 PER SHARE







                             UNDERWRITING AGREEMENT






                                __________, 1998

                                                           _____________, 1998




Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Hambrecht & Quist LLC
Deutsche Morgan Grenfell Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

         Broadcom Corporation, a California corporation (the "COMPANY") co-founded by Henry T. Nicholas and Henry Samueli (individually a "FOUNDER" and collectively the "FOUNDERS"), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the "UNDERWRITERS"), and certain shareholders of the Company (the "SELLING SHAREHOLDERS") named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of _______________ shares (the "FIRM SHARES") of the Class A Common Stock, no par value, of the Company (the "CLASS A COMMON STOCK"), of which _____________ shares are to be issued and sold by the Company and _____________ shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto.

         The Company also proposes to issue and sell and certain Selling Shareholders propose to sell to the several Underwriters not more than an additional ______________ shares of its Class A Common Stock (the "ADDITIONAL SHARES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Class A Common Stock and Class B Common Stock, no par value (the "CLASS B COMMON STOCK"), of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "SELLERS."

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Class A Common

Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         As part of the offering contemplated by this Agreement, Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") has agreed to reserve out of the Shares set forth opposite its name on Schedule II to this Agreement, up to ________________ shares, for sale to the Company's employees, officers, and directors [and other parties associated with the Company] (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by Morgan Stanley pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by Morgan Stanley as set forth in the Prospectus.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND FOUNDERS. The Company and the Founders jointly and severally represent and warrant to and agree with each of the Underwriters that:

                  (a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of California, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (e) All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of any security interest, lien, encumbrance, equity, claim or adverse interest of any nature.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (h) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable; except as set forth in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations; and all outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights.

                  (i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or similar rights.

                  (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any subsidiary or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states and jurisdictions in connection with the offer and sale of the Shares.

                  (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (l) There are no legal, regulatory or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (m) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (r) There is no legal or beneficial owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement.

                  (s) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                  (t) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

                  (u) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of any security interest, lien, encumbrance, claim, defect or adverse interest of any nature except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

                  (v) The Company and each of its subsidiaries own or possesses adequate licenses or other rights to use all patents, patent rights inventions, trade secrets, copyrights, trademarks, service marks, trade names, technology and know-how currently employed or proposed to be employed by them in connection with their business as described in the Prospectus, the Company is not obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with its patents, copyrights, trademarks, service marks, trade names, or technology other than as disclosed in the Prospectus, and, except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with (and neither the Company nor any of its subsidiaries knows of any infringement or conflict with) asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, copyrights, trademarks, service marks, trade names, technology or know-how which could result in any material adverse effect upon the Company and its subsidiaries, taken as a whole; and, except as disclosed in the Prospectus, the discoveries, inventions, products or processes of the Company and its subsidiaries referred to in the Prospectus do not, to the best knowledge of the Company or any of its subsidiaries, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries which could have a material adverse effect on the Company and its subsidiaries, taken as a whole. No third party, including any academic or governmental organization, possesses rights to the Company's patents, copyrights, trademarks, service marks, trade names, or technology which, if exercised, could enable such third party to develop products competitive to those of the Company or could have a material adverse effect on the ability of the Company to conduct its business in the manner described in the Prospectus.

                  (w) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (x) The Company and its subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

                  (y) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described the Prospectus

                  (z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and
         (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (aa) Ernst & Young LLP are, and during the periods covered by their report included in the Registration Statement were, independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act.

                  (bb) The Nasdaq Stock Market, Inc. has approved the Class A Common Stock for listing on the Nasdaq National Market, subject only to official notice of issuance.

                  (cc) Except for the Shares, all outstanding shares of Common Stock, and all securities convertible into or exercisable or exchangeable for Common Stock, are subject to valid and binding agreements (collectively, the "LOCK-UP AGREEMENTS") that restrict the holders thereof from selling, making any short sale of, granting any option for the purchase of, or otherwise transferring or disposing of, any of such shares of Common Stock, or any such securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days after the date of the Prospectus without the prior written consent of the Company or Morgan Stanley & Co. Incorporated.

                  (dd) The Company (i) has notified each holder of a currently outstanding option issued under the 1994 Stock Option Plan (the "OPTION PLAN") and each person who has acquired shares of Common Stock pursuant to the exercise of any option granted under the Option Plan that pursuant to the terms of the Option Plan, none of such options or shares may be sold or otherwise transferred or disposed of for a period of 180 days after the date of the initial public offering of the Shares and (ii) has imposed a stop-transfer instruction with the Company's transfer agent in order to enforce the foregoing lock-up provision imposed pursuant to the Option Plan.

                  (ee) The Company (i) has notified each shareholder who is party to the Registration Rights Agreement dated February 26, 1996, as amended (the "REGISTRATION RIGHTS AGREEMENT"), that pursuant to the terms of the Registration Rights Agreement, none of the shares of the Company's capital stock held by such shareholder may be sold or otherwise transferred or disposed of for a period of 180 days after the date of the initial public offering of the Shares and (ii) has imposed a stop-transfer instruction with the Company's transfer agent in order to enforce the foregoing lock-up provision imposed pursuant to the Registration Rights Agreement.

                  Furthermore, the Company represents and warrants to Morgan Stanley that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that
         (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

                  The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders, including the Founders, represents and warrants to and agrees with each of the Underwriters that:

                  (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

                  (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and ____________, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

                  (d) The Shares to be sold by such Selling Shareholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

                  (e) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

                  (f) Delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                  (g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(g) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         3. AGREEMENTS TO SELL AND PURCHASE. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $______ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell and certain Selling Shareholders named in Schedule III hereto severally agree to sell to the Underwriters the Additional Shares, of which ___________ shares are to be issued and sold by the Company and _________ shares are to be sold by such Selling Shareholders, each such Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule III hereto, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to _______________ Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in
Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of any Shares to the Underwriters to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares. In addition, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

         5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 1998, or at such other time on the same or such other date, not later than _________, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _______, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [__________] (New York City time) on the date hereof.

         The several obligations of the Underwriters hereunder are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Brobeck, Phleger & Harrison LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the state of California, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (ii) each subsidiary of the Company has been duly
                  incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (iii) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (iv) the shares of Common Stock (including the Shares
                  to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable; except as set forth in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations; and all outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights.

                           (v) all of the issued shares of capital stock of each
                  subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of any security interest, lien, encumbrance, equity, claim or adverse interest of any nature;

                           (vi) the Shares to be sold by the Company have been
                  duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or similar rights;

                           (vii) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (viii) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any subsidiary or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states and jurisdictions in connection with the offer and sale of the Shares;

                           (ix) the statements (A) in the Prospectus under the
                  captions "Risk factors-- Control by Directors, Executive Officers and Their Affiliates," "Risk Factors--Shares Eligible for Future Sale," "Dividend Policy," "Business--Customers and Strategic Relationships," "Management," "Certain Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriters" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                           (x) after due inquiry, such counsel does not know of
                  any legal, regulatory or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (xi) the Company is not and, after giving effect to
                  the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (xii) there is no legal or beneficial owner of any
                  securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement;

                           (xiii) such counsel is of the opinion that the
                  Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data derived therefrom, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

                           (xiv) such counsel (A) has no reason to believe that
                  (except for financial statements and schedules and other financial and statistical data derived therefrom, as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data derived therefrom, as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (xv) to the best of such counsel's knowledge: (A) the
                  Registration Statement has become effective under the Securities Act, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act and nothing has come to such counsel's attention to lead it to believe that such proceedings are contemplated; and (B) any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b); and

                           (xvi) the Shares to be sold under this Agreement to
                  the Underwriters are duly authorized for listing on the Nasdaq National Market.

                  (d) The Underwriters shall have received on the Closing Date an opinion of [Brobeck, Phleger & Harrison LLP], counsel for the Selling Shareholders, dated the Closing Date, to the effect that:

                           (i) this Agreement has been duly authorized, executed
                  and delivered by or on behalf of each of the Selling Shareholders;

                           (ii) the execution and delivery by each Selling
                  Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement and Powers of Attorney of such Selling Shareholder will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

                           (iii) each of the Selling Shareholders has valid
                  title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder;

                           (iv) the Custody Agreement and the Power of Attorney
                  of each Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder;

                           (v) delivery of the Shares to be sold by each Selling
                  Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances;

                           (vi) such counsel is of the opinion that the
                  Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data derived therefrom, included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and

                           (vii) such counsel (A) has no reason to believe that
                  (except for financial statements and schedules and other financial and statistical data derived therefrom, as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data derived therefrom, as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Underwriters shall have received on the Closing Date an opinion of ____________________, special patent counsel to the Company, dated the Closing Date, to the effect that:

                           (i) the Company is listed in the records of the
                  United States Patent and Trademark Office ("PTO") as the holder of record of the patent applications listed in Exhibit A hereto (the "PATENT APPLICATIONS"). Two of such Patent Applications, listed on Exhibit B hereto, have been allowed or indicated as containing allowable subject matter. To such counsel's knowledge, written assignments to the Company of all ownership interests in the Patent Applications have been duly authorized, executed and delivered by all of the inventors in accordance with their terms. To such counsel's knowledge, there is no claim of any party other than the Company to any ownership interest or lien with respect to any of the Patent Applications;

                           (ii) the statements in the Prospectus under the
                  captions "Risk Factors -- Risks Associated With Intellectual Property Protection," "Business -- Intellectual Property" and "Business -- Litigation" (the "INTELLECTUAL PROPERTY PORTIONS"), to our knowledge, insofar as such statements relate to the Patent applications or any legal matters, documents and proceedings relating thereto fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and such counsel concurs with the Company's belief as stated in the fourth sentence of the first paragraph of "Business--Litigation."

                           (iii) to such counsel's knowledge, other than in
                  connection with assertions or inquiries made by patent office examiners in the ordinary course of the prosecution of the Company's Patent Applications, there is not pending or threatened in writing any action, suit, proceeding or claim by others (A) challenging the validity or scope of the Patent Applications or any other material patent or patent applications held by or licensed to the Company, or (B) other than as disclosed to the Underwriters in writing, asserting that any patent is infringed by the activities of the Company described in the Prospectus or by the manufacture, use or sale of any of the Company's products or other items made and used according to the Patent Applications held by or licensed to the Company.

                           (iv) to such counsel's knowledge, there is not
                  pending or threatened in writing any action, suit, proceeding or claim by the Company asserting infringement on the part of any third party of the Patent Applications or any other patents or patent applications held by or licensed to the Company, except as set forth in such counsel's opinion letter dated __________, 1998, addressed to the Company, attached hereto as Exhibit C.

                           (v) such counsel does not know of any contracts or
                  other documents relating to patents or proprietary information of a character required to be filed as exhibits to the Registration Statement or the Prospectus or required to be described in the Registration Statement or the Prospectus that are not filed or described as required.

                           (vi) such counsel has participated in conferences
                  with employees of the Company at which the Patent Applications of the Company as disclosed in the Intellectual

                  Property Portions of the Registration Statement were discussed, and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement (except to the extent stated in paragraph (ii) above), on the basis of such conferences and such representation of the Company, nothing has come to such counsel's attention which leads them to believe that the Intellectual Property Portions of the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (3) believes that (except for financial statements and schedules and other financial and statistical data derived therefrom, as to which such counsel need not express any belief) the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(vi), 6(c)(vii), 6(c)(ix) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 6(c)(xiii) above.

                  With respect to Section 6(c)(xiv) above, Brobeck, Phleger & Harrison LLP and Wilson Sonsini Goodrich & Rosati and with respect to
         Section 6(d)(vii) above, [Brobeck, Phleger & Harrison LLP] may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(d) above, [Brobeck, Phleger & Harrison LLP] may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Shareholder and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and Brobeck, Phleger & Harrison LLP shall state in their opinion that they are justified in relying on each such other opinion.

                  The opinions of Brobeck, Phleger & Harrison LLP described in Sections 6(c) and 6(d) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) and the opinion of ___________ described in Section 6(e) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

                  (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, however, that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (h) The "lock-up" agreements, each substantially in the form attached hereto as Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         All of the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed in compliance with the provisions hereof only if Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, shall be reasonably satisfied that they comply in form and scope.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares, other matters related to the issuance of the Additional Shares and an opinion or opinions of Brobeck Phleger and Harrison LLP in form and substance satisfactory to Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters.

         7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day following the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending ________, 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) that in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Morgan Stanley will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

                  (g) to pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

                  (h) to (i) enforce the terms of each Lock-up Agreement, (ii) issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-up Agreement and (iii) upon written request of Morgan Stanley & Co. Incorporated, to release from the Lock-up Agreements those shares of Common Stock held by those holders set forth in such request. In addition, except with the prior written consent of Morgan Stanley & Co. Incorporated, the Company agrees (i) not to amend or terminate, or waive any right under, any Lock-up Agreement, or take any other action that would directly or indirectly have the same effect as an amendment or termination, or waiver of any right under, any Lock-up Agreement, that would permit any holder of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, to sell, make any short sale of, grant any option for the purchase of, or otherwise transfer or dispose of, any of such shares of Common Stock or other securities prior to the expiration of 180 days after the date of the Prospectus, and (ii) not to consent to any sale, short sale, grant of an option for the purchase of, or other disposition or transfer of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, subject to a Lock-up Agreement.

                  (i) to place a restrictive legend on any shares of Common Stock acquired pursuant to the exercise, after the date hereof and prior to the expiration of the 180-day period after the date of the initial public offering of the Shares, of any option granted under the Option Plan, which legend shall restrict the transfer of such shares prior to the expiration of such 180-day period. In addition, the Company agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not release any shareholder or option holder from the market standoff provision imposed by the Company pursuant to the terms of the Option Plan earlier than 180 days after the date of the initial public offering of the Shares.

                  Furthermore, the Company covenants with Morgan Stanley that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under securities laws of various states and other jurisdictions and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in paragraph (d) of Section 7 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares,
(vii) the costs and charges of any transfer agent, registrar or depositary,
(viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

         9. INDEMNITY AND CONTRIBUTION.

                  (a) The Sellers, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the gross proceeds received by such Selling Shareholder from the offering of the Shares sold by such Selling Shareholder.

                  (b) The Company agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("MORGAN STANLEY ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

                  (c) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all

         Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or
         Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 9(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the Indemnified Parties, the Indemnifying Party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

                  (f) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the Indemnifying Party or parties on the one hand and of the Indemnified

         Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (g) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

                  (h) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         10. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASD, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                         Very truly yours,

                                         BROADCOM CORPORATION


                                         By:
                                             --------------------------------
                                             Name:
                                             Title:


                                         FOUNDERS


                                         ------------------------------------
                                         Henry T. Nicholas


                                         ------------------------------------
                                         Henry Samueli


                                         ------------------------------------
                                         The Selling Shareholders
                                         named in Schedule I hereto,
                                         acting severally


                                         By:
                                             --------------------------------
                                             Attorney-in-Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Hambrecht & Quist LLC
Deutsche Morgan Grenfell Inc.

Acting severally on behalf
of themselves and the
several Underwriters named
in Schedule II hereto.

By: Morgan Stanley & Co. Incorporated


        By:
            --------------------------
            Name:
            Title:

                                                                      SCHEDULE I




                                                             NUMBER OF
                                                               FIRM
                                                              SHARES
SELLING SHAREHOLDER                                          TO BE SOLD
--------------------------------                             ----------
[NAMES OF SELLING SHAREHOLDERS]








                                                             ----------
                            Total...........................
                                                             ==========

                                                                     SCHEDULE II





                                                              NUMBER OF
                                                             FIRM SHARES
                                                                TO BE
UNDERWRITER                                                   PURCHASED
--------------------------------                             -----------

Morgan Stanley & Co. Incorporated......................
BT Alex. Brown Incorporated............................
Hambrecht & Quest LLC..................................
Deutsche Morgan Grenfell Inc. .........................
[NAMES OF OTHER UNDERWRITERS]..........................








                                                             ----------
                            Total...........................
                                                             ==========

                                                                    SCHEDULE III



                                                             NUMBER OF
                                                             ADDITIONAL
                                                               SHARES
SELLING SHAREHOLDER                                          TO BE SOLD
--------------------------------                             ----------
[NAMES OF SELLING SHAREHOLDERS]










                                                             ----------
                            Total...........................
                                                             ==========








                                      III-1

                                                                      EXHIBIT A





                            [FORM OF LOCK-UP LETTER]

                                                         ________________, 1998


Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Hambrecht & Quist LLC
Deutsche Morgan Grenfell Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Broadcom Corporation, a California corporation (together with any successor Delaware corporation, the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of ______________ shares (the "SHARES") of the Common Stock (including par value) of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         The undersigned hereby acknowledges that this agreement is valid and binding notwithstanding any prior agreements relating to this matter and further agrees and consents to the entry of stop-transfer instructions with the Company's transfer agent against the transfer of shares of Common Stock held by the undersigned except in compliance with the terms and conditions of this agreement. The undersigned also understands that the Company and the Underwriters will proceed with the Public Offering in reliance on this Lock-Up Agreement. Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                          Very truly yours,


                                          -------------------------------------
                                          Name of Shareholder



                                          -------------------------------------
                                          Signature of Authorized Signatory



                                          -------------------------------------
                                          Print Name and Title, if applicable





                                       -2-